Exhibit 99.1

NewsRelease
DYNAMICS RESEARCH CORPORATION

TWO TECH DRIVE, ANDOVER, MASSACHUSETTS 01810-5423                                                                      TEL. 978/289-1500                                           www.drc.com

DRC REPORTS THIRD QUARTER 2010 RESULTS

--- Strong Leading Indicators Driving Growth and Margin Expansion ---

Andover, Mass. - October 27, 2010 - Dynamics Research Corporation (Nasdaq: DRCO), a leading provider of innovative management consulting, engineering, technical and information technology services and solutions to federal and state governments, today announced operating results for the third quarter ended September 30, 2010.

Financial Results

The Company reported income from continuing operations for the third quarter of 2010 of $3.0 million, or $0.30 per diluted share, up 3.8 percent from $2.9 million, or $0.29 per diluted share, for the third quarter of 2009, which included $0.05 of non-recurring tax benefits.  Revenue for the third quarter of 2010 was $68.4 million compared with $67.5 million for the same period in 2009.  Excluding the expiration of restricted 8(a) contracts assumed with the Kadix acquisition in 2008, third quarter 2010 revenue for the Federal business was up 5.9 percent compared with the same period a year ago.  Reflecting our improved business mix and reduced overhead, operating margins rose to 7.6 percent, up 40 basis points sequentially from the second quarter and representing a 160 basis point increase over the prior year period.  The Company also posted free cash flow of $15.7 million for the quarter and 61 days sales of receivables outstanding for the federal business, down from 73 days at December 31, 2009.

For the nine month period ended September 30, 2010 income from continuing operations was $8.3 million, or $0.83 per diluted share, compared with $7.0 million, or $0.71 per diluted share, for the same period in 2009.  For the nine months ended September 30, 2010 revenue was $202.3 million compared with $202.8 million for the same period in 2009.  Excluding the expiration of restricted 8(a) contracts assumed with the Kadix acquisition in 2008, revenue for the Federal business during the nine month period rose 3.9 percent compared with the same period a year ago.

As previously reported, the Company received new business awards having a total contract value of $80 million in the third quarter, bringing the 2010 year-to-date total to $142 million.  Measured on the basis of first year value, the 2010 year-to-date new business contract awards totaled $77 million, an increase of more than 30 percent over the first nine months of 2009.

Business Highlights

“DRC posted impressive results again this quarter, with solid organic revenue growth and continued margin expansion,” said Jim Regan, DRC’s chairman and chief executive officer.  “Our performance this quarter demonstrates our strengths across the board – solid organic growth, expanded operating margins, strong cash flow, and strong leading indicators of growth in strategic markets.  We’re pleased with our performance, and our outlook for the future is bright.”

Company Guidance

The Company’s estimate for revenue for 2010 is in the range of $271 to $274 million.  Regarding earnings from continuing operations for 2010, the Company anticipates results to be in the range of $1.19 to $1.22 per diluted share.  For the fourth quarter of 2010 the Company anticipates revenue in the range of $69 to $72 million and earnings from continuing operations per diluted share of $0.36 to $0.39.

Conference Call

The Company will conduct a third quarter 2010 conference call tomorrow, October 28, 2010 at 10:00 a.m. ET.  The call will be available via telephone at (877) 303-4382 and accessible via Web cast at www.drc.com.  Recorded replays of the conference call will be available on Dynamics Research Corporation’s investor relations home page at www.drc.com and by telephone at (800) 642-1687, passcode #11328524, beginning at 1:00 p.m. ET on October 28, 2010.

About Dynamics Research Corporation

Dynamics Research Corporation (DRC) is a leading provider of mission-critical technology management services and solutions for government programs.  DRC offers the capabilities of a large company and the responsiveness of a small company, backed by a history of excellence and customer satisfaction.  Founded in 1955, DRC is a publicly held corporation (Nasdaq: DRCO) and maintains more than 25 offices nationwide with major offices in Andover, Massachusetts and the Washington, D.C. area.  For more information please visit our website at www.drc.com.

Safe Harbor

Safe harbor statements under the Private Securities Litigation Reform Act of 1995: Some statements contained or implied in this news release, may be considered forward-looking statements, which by their nature are uncertain. Consequently, actual results could materially differ.  For more detailed information concerning how risks and uncertainties could affect the Company's financial results, please refer to DRC's most recent filings with the SEC.  The Company assumes no obligation to update any forward-looking information.

ATTACHMENT I

DYNAMICS RESEARCH CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (unaudited)
(in thousands, except share and per share data)

	Three Months Ended
	September 30,
	2010	2009
Revenue	$68,420	$67,504
Cost of revenue	57,630	56,882
Gross profit	10,790	10,622

Selling, general and administrative expenses	5,197	5,755
Amortization of intangible assets	385	809
Operating income	5,208	4,058
Interest expense, net	(339)	(434)
Other income, net	151	264
Income from continuing operations before provision for income taxes	5,020	3,888
Provision for income taxes	2,014	992
Income from continuing operations	3,006	2,896
Effect of discontinued operations, net of tax	87	59
Net income	$3,093	$2,955

Earnings per share
Basic
Income from continuing operations	$0.30	$0.30
Effect of discontinued operations, net of tax	0.01	0.01
Net income	$0.31	$0.31
Diluted
Income from continuing operations	$0.30	$0.29
Effect of discontinued operations, net of tax	0.01	0.01
Net income	$0.31	$0.30

Weighted average shares outstanding
Basic	9,937,470	9,678,983
Diluted	10,060,980	9,983,825

ATTACHMENT II

DYNAMICS RESEARCH CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (unaudited)
(in thousands, except share and per share data)

	Nine Months Ended
	September 30,
	2010	2009
Revenue	$202,312	$202,835
Cost of revenue	170,568	169,840
Gross profit	31,744	32,995

Selling, general and administrative expenses	16,233	18,277
Amortization of intangible assets	1,156	2,754
Operating income	14,355	11,964
Interest expense, net	(1,082)	(1,530)
Other income, net	234	585
Income from continuing operations before provision for income taxes	13,507	11,019
Provision for income taxes	5,185	3,992
Income from continuing operations	8,322	7,027
Effect of discontinued operations, net of tax	392	(251)
Net income	$8,714	$6,776

Earnings (loss) per share
Basic
Income from continuing operations	$0.84	$0.73
Effect of discontinued operations, net of tax	0.04	(0.03)
Net income	$0.88	$0.70
Diluted
Income from continuing operations	$0.83	$0.71
Effect of discontinued operations, net of tax	0.04	(0.03)
Net income	$0.87	$0.69

Weighted average shares outstanding
Basic	9,879,905	9,631,659
Diluted	10,057,211	9,840,605

ATTACHMENT III

DYNAMICS RESEARCH CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in thousands)

	September 30,	December 31,
	2010	2009
Assets
Current assets
Cash and cash equivalents	$22,539	$55
Contract receivables, net	52,071	72,569
Prepaid expenses and other current assets	2,965	5,702
Discontinued operations	-	2,058
Total current assets	77,575	80,384
Noncurrent assets
Property and equipment, net	12,843	13,915
Goodwill	97,641	97,641
Intangible assets, net	2,918	4,074
Deferred tax asset	4,133	4,252
Other noncurrent assets	3,751	3,335
Total noncurrent assets	121,286	123,217
Total assets	$198,861	$203,601

Liabilities and stockholders' equity
Current liabilities
Current portion of long-term debt	$8,000	$8,000
Accounts payable	17,473	18,299
Accrued compensation and employee benefits	15,057	16,357
Deferred taxes	467	7,046
Other accrued expenses	9,329	3,708
Discontinued operations	-	186
Total current liabilities	50,326	53,596
Long-term liabilities
Long-term debt	16,000	23,973
Other long-term liabilities	28,138	31,936
Total stockholders' equity	104,397	94,096
Total liabilities and stockholders' equity	$198,861	$203,601

ATTACHMENT IV

DYNAMICS RESEARCH CORPORATION
SUPPLEMENTAL INFORMATION (unaudited)
(dollars in thousands)

Contract revenues were earned from the following sectors:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
National defense and intelligence agencies	$45,464	$41,501	$130,360	$122,842
Homeland security	13,533	13,935	39,706	41,503
Federal civilian agencies	5,438	6,004	17,564	20,029
Total revenue from federal agencies	64,435	61,440	187,630	184,374
State and local government agencies	3,980	5,951	14,658	18,246
Other	5	113	24	215
Total revenue	$68,420	$67,504	$202,312	$202,835

Revenues by contract type as a percentage of contract revenue were as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Fixed price, including service-type contracts	45%	40%	45%	38%
Time and materials	34	41	34	43
Cost reimbursable	21	19	21	19
	100%	100%	100%	100%

Prime contract	73%	70%	72%	71%
Sub-contract	27	30	28	29
	100%	100%	100%	100%

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Net cash provided by (used in) operating activities - continuing operations	$16,421	$(7,938)	$31,471	$594
Capital expenditures	$685	$1,428	$4,266	$2,196
Depreciation	$896	$740	$2,660	$2,180
Bookings	$95,445	$86,424	$225,588	$208,575

	September 30,	December 31,
	2010	2009
Total backlog	$426,211	$434,475
Funded backlog	$158,046	$158,518
Employees	1,393	1,469

CONTACT:	Darrow Associates, Inc.
Investors:
Chris Witty
646.438.9385
cwitty@darrowir.com

Sage Communications
Media:
Marisa Hagerman
703.584.5637
marisah@aboutsage.com